                     SEVENTH AMENDMENT TO CREDIT AGREEMENT
       Between U.S. BANK NATIONAL ASSOCIATION, as Agent, the Other Lenders
                                       and
                          PREMIUM STANDARD FARMS, INC.
                              Dated August 27, 1997

         This Seventh Amendment to Credit Agreement (this "Amendment") is made as of the 28th day of June, 2002 by and among PREMIUM STANDARD FARMS, INC., a
Delaware corporation and a wholly owned subsidiary of the Guarantor ("Premium"),
PREMIUM STANDARD FARMS OF NORTH CAROLINA, INC., a Delaware corporation, and a wholly-owned subsidiary of Premium ("Asset Sub C"), LUNDY INTERNATIONAL, INC., a
North Carolina corporation and a wholly owned subsidiary of Asset Sub C ("Lundy
International"), and LPC TRANSPORT, INC., a Delaware corporation and a wholly-owned subsidiary of Premium ("Asset Sub D" and collectively with Premium,
Asset Sub C, and Lundy International, the "Borrower"), the financial institutions listed on the signature pages hereof (being all of the "Lenders"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (as successor to U.S. Bancorp Ag Credit, Inc., f/k/a FBS Ag Credit, Inc. a Colorado
corporation) in its capacity as Agent for the Lenders (the "Agent"), under the
Credit Agreement dated as of August 27, 1997 (as the same has been and may be amended, replaced, restated and/or supplemented from time to time, the "Credit
Agreement").

                                    RECITALS

     A. Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Credit Agreement, as amended by this
Amendment.

     B. The Borrower and the Lenders desire to extend the term of Revolving Loan
Commitments, increase the maximum amount of the LC Commitment and to otherwise amend the Credit Agreement.

     NOW THEREFORE, in consideration of the foregoing and of the terms and conditions contained in the Credit Agreement and this Amendment, and of any loans or extensions of credit or other financial accommodations heretofore, now or hereafter made to or for the benefit of Borrower by the Agent and the
Lenders, Borrower, the Agent and the Lenders agree as follows:

     1. New and Amended Defined Terms. Section 1.1 of the Credit Agreement,
Defined Terms, is amended to amend the following definitions, which shall read in full as follows:

          "Applicable Margin" shall mean with respect to Revolving Loans or Term
     Loans, which are Base Rate Loans or LIBOR Rate Loans, or with respect to fees for non-use of the Revolving Loan Commitments, the rates per annum set forth below for the then applicable Financial Performance Level:

         Revolving Loans:

         ---------------------- --------------- ------------------- ------------
         Financial
         Performance Level      Base Rate       LIBOR Rate          Non-Use Fee
         ---------------------- --------------- ------------------- ------------

         Level 1                1.50%           3.00%               0.625%
         ---------------------- --------------- ------------------- ------------

         Level 2                1.25%           2.75%               0.500%
         ---------------------- --------------- ------------------- ------------

         Level 3                1.00%           2.50%               0.375%
         ---------------------- --------------- ------------------- ------------

         Level 4                0.75%           2.25%               0.375%
         ---------------------- --------------- ------------------- ------------

         Level 5                0.50%           2.00%               0.250%
         ---------------------- --------------- ------------------- ------------

         Level 6                0.25%           1.75%               0.250%
         ---------------------- --------------- ------------------- ------------

         Level 7                0.00%           1.50%               0.250%
         ---------------------- --------------- ------------------- ------------

         Term Loans:
         ------------------------------ ----------------- -------------------
         Financial
         Performance Level              Base Rate         LIBOR Rate
         ------------------------------ ----------------- -------------------

         Level 1                        1.625%            3.125%
         ------------------------------ ----------------- -------------------

         Level 2                        1.375%            2.875%
         ------------------------------ ----------------- -------------------

         Level 3                        1.125%            2.625%
         ------------------------------ ----------------- -------------------

         Level 4                        0.875%            2.375%
         ------------------------------ ----------------- -------------------

         Level 5                        0.625%            2.125%
         ------------------------------ ----------------- -------------------

         Level 6                        0.375%            1.875%
         ------------------------------ ----------------- -------------------

         Level 7                        0.125%            1.625%
         ------------------------------ ----------------- -------------------

                  The Agent will review the Borrower's financial performance as of each fiscal quarter end after its receipt of the Borrower's financial statements and compliance certificate for such fiscal quarter, and will confirm the Borrower's determination as to whether the Borrower's Financial Performance Level for such fiscal quarter was
         Level 1, Level 2, Level 3, Level 4, Level 5, Level 6, or Level 7. As so
         confirmed by the Agent, the Borrower's Financial Performance Level will determine the Applicable Margin effective for Revolving Loans, Term
         Loans and the fees for non-use of the Revolving Loan Commitments for the three month period beginning on the tenth day of the month following the month in which the Agent receives such quarterly financial statements if the Agent receives such quarterly financial statements prior to the last five (5) Business Days of the month following the end of such fiscal quarter. If the Agent receives such quarterly financial statements during the last five (5) Business Days of the month following the end of such fiscal quarter, any reduction in the Applicable Margin will be delayed until the tenth day of the second month following the month in which the Agent receives such quarterly financial statements, but any increase in the Applicable Margin will be effective retroactively to the tenth day of the month following the month in which the Agent receives such quarterly financial statements.
         If the Agent does not receive such quarterly statements prior to the end of the month following the end of such fiscal quarter, the
         Borrower's Financial Performance Level shall be deemed to be Level 1 retroactively beginning with the tenth day of the second month following the end of such fiscal quarter.

                  "Cash Interest Coverage Ratio" shall mean for any period of determination, the ratio of: (a) EBITDA for such period; over (b) the consolidated amount of cash interest paid by Borrower during such period.

                  "EBITDA" shall mean the net consolidated income of the
         Borrower before provision for income taxes, interest expense (including without limitation, implicit interest expense on capitalized leases), depreciation (including, without limitation, depreciation of breeding stock), amortization and other noncash expenses or charges, excluding
         (to the extent included): (a) nonoperating gains (including without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than Inventory) during the applicable period; and (b) similar nonoperating losses during such period.

                  "Financial Performance Level" shall mean the applicable level of the Borrower's financial performance determined in accordance with the table set forth below.

         Financial     Leverage Ratio
         Performance
         Level
         Level 1       Greater than or equal to 4.50 to 1.0
         Level 2       Less than 4.50 to 1.0 but greater than or equal to 4.00 to 1.0
         Level 3       Less than 4.00 to 1.0 but greater than or equal to 3.50 to 1.0
         Level 4       Less than 3.50 to 1.0 but greater than or equal to 3.00 to 1.0
         Level 5       Less than 3.00 to 1.0 but greater than or equal to 2.50 to 1.0
         Level 6       Less than 2.50 to 1.0 but greater than or equal to 2.00 to 1.0
         Level 7       Less than 2.00 to 1.0

                  "LC Commitment" shall mean as to any Lender, such Lender's Pro
         Rata Percentage of $15,000,000 using the percentage set forth opposite such Lender's name under the heading "Revolving Loan Commitments" on
         Exhibit 1H, as such amount may be reduced or terminated from time to time pursuant to Section 4.4 or 11.1, less such Lender's Pro Rata
         Percentage of the LC Obligations, and "LC Commitments" shall mean collectively, the LC Commitments for all the Lenders.

                  "Leverage Ratio" shall mean for any period of determination, the ratio of: (a) the amount of Borrower's consolidated interest bearing debt outstanding at the end of such period; over (b) EBITDA for the prior four fiscal quarters.

                  "Revolving Maturity Date" shall mean the earlier of: (i)
         August 21, 2004; or (ii) the date of the termination in whole of the
         Commitments pursuant to Section 4.4 or 11.1.

                  "Tangible Net Worth" shall mean as of any particular date, the difference between: (a) the Borrower's consolidated total assets as they would normally be shown on the balance sheet of the Borrower, adjusted by deducting: (i) all values attributable to General
         Intangibles, including without limitation, prepaid expenses, except:
         bank deposit accounts; Margin Accounts; government subsidy; set aside;
         diversion; deficiency or disaster payments receivable which are properly assigned to the Agent, and by deducting (ii) Accounts due from
         Affiliates with no further adjustment required for Accounts due from
         Affiliates

          already eliminated in consolidation except Accounts due from
          Affiliates which the Borrower could legally collect by setoff against
          Accounts due to Affiliates; and (b) the Borrower's consolidated total liabilities as they would normally be shown on the balance sheet of the Borrower.

                  "Working Capital" shall mean as of any particular date, the amount of the Borrower's consolidated current assets (including the net book value of breeding stock), adjusted by deducting prepaid expenses
         (excluding deferred income taxes), less the Borrower's combined current liabilities (including without limitation, the aggregate amount of
         Revolving Loans outstanding), treating all amounts currently owing to
         Affiliates (except amounts owing to Affiliates eliminated by consolidation) as current liabilities and giving no value as assets to any amounts currently owing from Affiliates.

     2. Financial Covenants and Ratios. Section 9.6 of the Credit Agreement is
amended to read in full as follows:

               9.6 Financial Covenants and Ratios.

               The Borrower shall maintain as of the end of each fiscal quarter of Borrower:

               (a) minimum Tangible Net Worth of not less than $220,000,000, plus 50% of the positive cumulative fiscal year end audited net income for Fiscal Year 2001 and each Fiscal Year thereafter;

               (b) minimum Working Capital of not less than $35,000,000;

               (c) minimum average four quarter EBITDA based on rolling eight quarter periods, as of the end of each of Borrower's fiscal quarters, of $85,000,000 (calculated by adding prior eight quarters EBITDA and dividing by 2);

               (d) a maximum Leverage Ratio as of the end of each of Borrower's fiscal quarters as follows: first and second fiscal quarter 2003 / 4.5 to 1.0; third fiscal quarter 2003 / 4.9 to 1.0; and each fiscal quarter thereafter / 4.5 to 1.0; and

               (e) a minimum Cash Interest Coverage Ratio as of the end of each of Borrower's fiscal quarters of 2.5 to 1.0.

     3. Capital Investment Limitations. Section 10.7 of the Credit Agreement is
amended to read in full as follows:

     10.7 Capital Investment Limitations.

                  The Borrower shall not purchase, invest in or otherwise
         acquire additional real estate, equipment or other fixed assets (other than the replacement of breeding animals in the ordinary course of business) which would cause its Capital Spending Amount in any one
         Fiscal Year, beginning with fiscal year 2003, to exceed $30,000,000.
         Provided, however 35% of the unused amount of the limit for Borrower's
         2003 Fiscal Year and the Borrower's Fiscal Years thereafter may be carried forward into the Borrower's 2004 Fiscal Year and into the following Fiscal Years, respectively.

     4. Exhibit 9D to the Credit Agreement, Form of Compliance Certificate, is
replaced with Exhibit 9E to this Amendment.

     5. Conditions and Payment of Amendment Fee. Subject to the following conditions, this Amendment shall be effective as of the date of this Amendment
(June 28, 2002) even though such conditions may not be satisfied until after said date: (i) the execution and delivery of this Amendment, together with
Secretaries Certificates of Resolutions authorizing the execution of this
Amendment, and (ii) the payment by Borrower to the Agent for distribution to the
Lenders (based on their respective Pro Rata Percentages), of an amendment fee in the amount of Two Hundred Ninety Two Thousand Nine Hundred Sixty Nine Dollars
($292,969), which fee shall be fully earned as of the date of this Amendment and, at the option of the Agent, shall be paid by Agent initiated Loans.

     6. Incorporation of Credit Agreement. The parties agree that this Amendment shall be an integral part of the Credit Agreement, that all of the terms set forth therein are incorporated in this Amendment by reference, and that all terms of this Amendment are incorporated therein as of the date of this
Amendment. All of the terms and conditions of the Credit Agreement, which are not modified in this Amendment, shall remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Credit
Agreement, the terms of this Amendment shall control.

     7. Counterpart and Facsimile Signatures. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original (whether such counterpart is originally executed or an electronic or facsimile copy of an original) and all of which shall constitute together but one and the same document.

[The rest of this page is intentionally left blank - Signature pages follow]

[Signature page to Seventh Amendment]

         IN WITNESS WHEREOF, the parties hereto have executed this Seventh
Amendment to Credit Agreement as of the day and year first above written.

                                        PREMIUM STANDARD FARMS, INC.,
                                        a Delaware corporation
ATTEST:

By:  /s/ Gerard J. Schulte              By:  /s/ Stephen A. Lightstone
   ----------------------------             ------------------------------------
Its:     Secretary                      Its:    Executive Vice President and CFO
     --------------------------              -----------------------------------

                                        LUNDY INTERNATIONAL, INC., a
                                        North Carolina corporation
ATTEST:

By:   /s/ Gerard J. Schulte             By:  /s/ Stephen A. Lightstone
   ----------------------------             ------------------------------------
Its:      Secretary                     Its:    Executive Vice President and CFO
     --------------------------              -----------------------------------

                                        PREMIUM STANDARD FARMS OF
                                        NORTH CAROLINA, INC., a Delaware
                                        corporation
ATTEST:

By:   /s/ Gerard J. Schulte             By:  /s/ Stephen A. Lightstone
   ----------------------------             ------------------------------------
Its:      Secretary                     Its:  Executive Vice President & CFO
     --------------------------              -----------------------------------

                                        LPC TRANSPORT, INC., a Delaware
                                        corporation
ATTEST:

By:   /s/ Gerard J. Schulte             By: /s/ Stephen A. Lightstone
   ----------------------------             ------------------------------------
Its:      Secretary                     Its:  Executive Vice President & CFO
     --------------------------              -----------------------------------

                                        U.S. BANK NATIONAL
                                        ASSOCIATION, as Agent and as a
                                        Lender
                                        950 17th Street, Suite 350
                                        Denver, Colorado  80202

                                        By: /s/ Dwayne Shays
                                            ------------------------------------
                                        Its:  Vice President
                                             -----------------------------------

[Signature page to Seventh Amendment]

                                        FARM CREDIT SERVICES OF
                                        WESTERN MISSOURI, PCA

                                        By:  /s/ Terry Erdson
                                            ------------------------------------
                                        Its:  Senior Vice President
                                             -----------------------------------

                                        HARRIS TRUST AND SAVINGS BANK

                                        By:  /s/ Joe R. Conley
                                            ------------------------------------
                                        Its:  Vice President
                                             -----------------------------------

                                        FARM CREDIT SERVICES OF AMERICA, FLCA

                                        By:  /s/
                                            ------------------------------------
                                        Its:  Vice President
                                             -----------------------------------

                                        FIRST NATIONAL BANK OF OMAHA

                                        By: /s/ Kevin P. Thompson
                                            ------------------------------------
                                        Its:  Second Vice President
                                             -----------------------------------

                                        LASALLE BANK NATIONAL
                                        ASSOCIATION

                                        By: /s/ Lou D. Banach
                                            ------------------------------------
                                        Its: /s/ First Vice President
                                             -----------------------------------

                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLEENBANK
                                        B.A., "RABOBANK
                                        INTERNATIONAL", NEW YORK
                                        BRANCH

                                        By: /s/ Shane Bownds
                                            ------------------------------------
                                        Its:  Vice President
                                             -----------------------------------

                                        By: /s/ Ian Reese
                                            ------------------------------------
                                        Its:  Managing Director
                                             -----------------------------------

[Signature page to Seventh Amendment]

                       ACKNOWLEDGMENT OF GUARANTOR

         The undersigned Guarantor acknowledges the foregoing Seventh Amendment to Credit Agreement and consents to all of the terms and provisions thereof.

                                    PSF GROUP HOLDINGS, INC., a
                                    Delaware corporation
ATTEST:

By: /s/ Gerard J. Schulte           By:  /s/ Stephen A. Lightstone
   -----------------------------        ----------------------------------------
Its:    Secretary                   Its:  Executive Vice President and CFO
     ---------------------------         ---------------------------------------

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